Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Locate Technologies, Inc.

We hereby consent to this inclusion in this Registration Statement on Form F-1/A, of our report dated July 23, 2010, of Locate Technologies, Inc. relating to the financial statements as of December 31, 2009, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC

Houston, Texas

September 24, 2010